EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Sears, Roebuck and Co. on Form S-8 of our reports dated
February 11, 1999 appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 2, 1999 and our report dated May 19, 1999 appearing in the Annual Report on Form 11-K of the Sears 401(k) Profit
Sharing Plan for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

Chicago, Illinois

December 9, 1999